Exhibit 10.1

FIRST AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

This FIRST AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT, dated as of September 8, 2016 (this “Amendment”), is made and entered into by and among: (i) LinnCo, LLC and Linn Energy, LLC, on behalf of itself and its direct and indirect subsidiaries other than Berry Petroleum Company, LLC (“Berry”) and Linn Acquisition Company, LLC (“LAC”) (together with its direct and indirect subsidiaries other than Berry and LAC, “LINN”); (ii) Berry and LAC (together with LINN, the “Company”); (iii) the undersigned holders (together with their permitted successors and assigns, each a “Consenting LINN Lender”) of claims pursuant to that certain Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013, as amended (the “LINN Credit Agreement”); (iv) the undersigned holders (together with their permitted successors and assigns, each a “Consenting Berry Lender,” and together with the Consenting LINN Lenders, the “Consenting Creditors”) of claims pursuant to that certain Second Amended and Restated Credit Agreement, dated as of November 15, 2010, as amended (the “Berry Credit Agreement”), and amends that certain Restructuring Support Agreement, dated as of May 10, 2016, by and among the Company and the Consenting Creditors parties thereto from time to time (as amended, restated, supplemented or otherwise modified from time to time, the “Restructuring Support Agreement”). Each of the Company and the Consenting Lenders shall be referred to as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Restructuring Support Agreement.

RECITALS

WHEREAS, Section 10 of the Restructuring Support Agreement permits modifications and amendments of the Restructuring Support Agreement by written agreement executed by the Company and the Required Consenting Creditors;

WHEREAS, pursuant to Section 10 of the Restructuring Agreement, the Parties desire to amend the Restructuring Support Agreement as set forth in this Amendment; and

WHEREAS, the Company and the Required Consenting Creditors seek to achieve a consensual plan of reorganization, and the Company is presently negotiating with one or more transaction counterparties towards that end, including towards the goal of overall improved plan treatment for Consenting Creditors.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.	Amendment to the Restructuring Agreement

The initial introduction to Section 5.03 and clause (a) of Section 5.03 of the Restructuring Support Agreement is hereby amended and restated in its entirety to read as follows:

“5.03 Commitments of the Company. Except as set forth in Section 8 hereof, subject to compliance in all material respects by the other Parties with the terms of this Agreement, and without limiting the mutual commitments set forth in Section 5.01 hereof in any respect, the Company hereby covenants and agrees to:

(a) file the Plan (or Plans, if separate), the Plan Solicitation Materials for the Plan (or Plans, if separate), and the motion or motions to approve the Disclosure Statement (or Disclosure Statements, if separate) on or before 135 days following the Petition Date.”

Section 2.	Ratification

Except as specifically provided for in this Amendment, no waivers, releases, changes, amendments, or other modifications have been made on or prior to the date hereof or are being made to the terms of the Restructuring Support Agreement or the rights and obligations of the parties thereunder, all of which such terms are hereby ratified and confirmed and remain in full force and effect.

Section 3.	Effectiveness

This Amendment shall become effective and binding on the Parties on the date counterpart signatures to this Amendment shall have been executed by (a) the Company, and (b) the Required Consenting Creditors.

Section 4.	Headings

Titles and headings in this Amendment are inserted for convenience of reference only and are not intended to affect the interpretation or construction of the Amendment.

Section 5.	Execution of Agreement

This Amendment may be executed in counterparts, and by the different Parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original. Delivery of an executed counterpart by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart.

Section 6.	Governing Law; Jurisdiction; Selection of Forum; Waiver of Trial By Jury

THIS AMENDMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING

EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement in the Bankruptcy Court, and solely in connection with claims arising under this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court, (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and (c) waives any objection that the Bankruptcy Court are an inconvenient forum or do not have jurisdiction over any Party hereto. Each Party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their respective duly authorized officers or other agents, solely in their respective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

LINNCO, LLC

By:	/s/ Candice Wells
Name:	Candice Wells
Title:	Senior Vice President and General Counsel

LINN ENERGY, LLC, on behalf of itself and its subsidiaries other than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC

By:	/s/ Candice Wells
Name:	Candice Wells
Title:	Senior Vice President and General Counsel

LINN ACQUISITION COMPANY, LLC

By:	/s/ Candice Wells
Name:	Candice Wells
Title:	Senior Vice President and General Counsel

BERRY PETROLEUM COMPANY, LLC

By:	/s/ Candice Wells
Name:	Candice Wells
Title:	Senior Vice President and General Counsel

[Signature Page to Amendment to Restructuring Support Agreement]

[Creditor Signature Pages Redacted]